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                                                                    EXHIBIT 11b


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 8 to the registration statement of Schwab Capital Trust on Form N-1A (the "Registration Statement") of our reports dated November 22, 1995, relating to the financial statements of the Schwab International Index Fund and the Schwab Small-Cap Index Fund, and the statements of assets and liabilities of Schwab Asset Director-High Growth Fund, Schwab Asset Director-Balanced Growth Fund, and Schwab Asset Director-Conservative Growth Fund, which appear in such Statement of Additional Information, and to the incorporation by reference of our reports into the Prospectuses which constitute part of this Registration Statement. We also consent to the references to us under the heading "Accountants and Reports to Shareholders" in such Statement of Additional Information and to the references to us under the headings "Financial Highlights" in such Prospectuses.

/s/ Price Waterhouse LLP
Price Waterhouse LLP
San Francisco, California

March 6, 1996